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                                                                       EXHIBIT B

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                      THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
            BOATMEN'S AUTO TRUST 1996-A DISTRIBUTION DATE STATEMENT TO
                                    NOTEHOLDERS
                                 DECEMBER 16, 1996

Principal Distribution Amount
Class A-1 Notes:                        $9,292,930.83 ( $112.43 per $1,000 original principal amount)
Class A-2 Notes:                                $0.00 (     $0.00 per $1,000 original principal amount)
Class A-3 Notes:                                $0.00 (     $0.00 per $1,000 original principal amount)

Interest Distribution Amount
Class A-1 Notes:                          $203,799.94 ( $2.47 per $1,000 original principal amount)
Class A-2 Notes:                          $635,000.00 ( $5.29 per $1,000 original principal amount)
Class A-3 Notes:                          $429,433.35 ( $5.63 per $1,000 original principal amount)

Note Balance:
   Class A-1 Notes                                                               $31,849,338.15
   Class A-2 Notes                                                              $120,000,000.00
   Class A-3 Notes                                                               $76,343,707.00

Note Pool Factor:
   Class A-1 Notes                                                                    0.3853291
   Class A-2 Notes                                                                    1.0000000
   Class A-3 Notes                                                                    1.0000000

Certificate Balance                                                              $11,624,943.00

Certificate Pool Factor                                                               1.0000000

Servicing Fee                                                                       $207,592.43
Servicing Fee Per $1,000 Note                                                             $0.71
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